As filed with the Securities and Exchange Commission on December 11, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

41-1591444

(IRS Employer Identification No.)

200 Lake Street East, MAIL CODE EX0-03-P
Wayzata, Minnesota 55391-1693
(952) 745-2760

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory J. Pulles
Vice Chairman, General Counsel and Secretary
TCF Financial Corporation
200 Lake Street East, MAILCODE EX0-03-F
Wayzata, MN 55391-1693
(952) 475-7910

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce J. Parker

Kaplan, Strangis and Kaplan, P.A.
5500 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402

(612) 375-1138

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer       ☒       Accelerated filer       ☐       Non-accelerated filer       ☐       Smaller reporting company       ☐

                                                                                            (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $.01 par value per share		$0
Preferred Stock, $.01 par value per share		$0
Warrants		$0
Units		$0

(1)	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.
(2)

An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) and 457(r) under the Securities Act.

EXPLANATORY NOTE

The prospectus contained herein relates to both of the following:

•                       the initial offering of preferred stock, common stock and warrants of TCF Financial Corporation on a continuous or delayed basis, at unspecified aggregate initial public offering prices; and

•                       market-making transactions that may occur on a continuous or delayed basis in the securities described above, after they are initially offered and sold, and in other securities of the kind described above, the initial offering and sale of which have already occurred.

When the prospectus is delivered to an investor in the initial offering described above, the investor will be informed of that fact in the confirmation of sale. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.

PROSPECTUS

TCF Financial Corporation

Preferred Stock

Common Stock

Warrants

Units

TCF Financial Corporation may offer and sell, from time to time, preferred stock, common stock, warrants representing rights to purchase these securities and units comprised of two or more of these securities in any combination. The preferred stock and warrants may be convertible into or exercisable or exchangeable for our common stock or other securities.

This prospectus provides you with a general description of these securities and the general manner in which they may be offered. The specific terms of any shares of securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

Additionally, securities may be offered and sold from time to time by any selling securityholder named in a prospectus supplement who has acquired, or will acquire, our securities in transactions that were not, or will not be, registered under the Securities Act of 1933, as amended, as described under “Plan of Distribution.” Specific information with respect to any offer and sale by any selling securityholder will be set forth in the prospectus supplement relating to that transaction.

You should read this prospectus and any related prospectus supplement or other offering material filed or provided by us carefully before you invest. This prospectus may not be used to sell any of the securities unless accompanied by a prospectus supplement.

The common stock of TCF Financial Corporation is listed on the New York Stock Exchange under the symbol “TCB.”

You should refer to the risk factors included in our periodic reports, the applicable prospectus supplement and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities. See “Risk Factors” on page 3.

The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

These securities are not deposits, savings accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation nor any other governmental agency or instrumentality.

Our mailing address is 200 Lake Street East, MAIL CODE EX0-03-P, Wayzata, Minnesota 55391 and our telephone number is (952) 745-2760.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 11, 2008

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

•                       this prospectus, which provides general information, some of which may not apply to your securities; and

•                       the accompanying prospectus supplement, which describes the terms of the securities.

If the terms of your securities vary between the prospectus supplement and this prospectus, you should rely on the information in the following order of priority:

•                       the prospectus supplement; and

•                       this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in this prospectus and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to in this prospectus as the “SEC.” By using a shelf registration statement, we may, from time to time, sell any or all of these securities or any combination of preferred stock, common stock, warrants and units, in one or more offerings. The preferred stock and warrants may be convertible into or exercisable or exchangeable for our common stock or other securities. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell any of these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

In addition, under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may also add to, update, or change information contained in this prospectus.

You should read both this prospectus and, if applicable, any prospectus supplement together with the additional information that we refer you to, as discussed below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell the securities. You should not assume that the information in this prospectus or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations, and prospects may have changed since those dates.

As used in this prospectus, the terms “TCF,” “we,” “us,” and “our” or similar references mean TCF Financial Corporation and its subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.” The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can obtain a copy of the registration statement from the SEC at the address provided below or on the SEC’s Internet site.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.” You may read and copy this information at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

We also file these documents with the SEC electronically. You can access the electronic versions of these filings through the SEC’s Internet site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.tcfbank.com. Our website is not a part of this prospectus.

You can also inspect reports, proxy statements other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the following documents that we have previously filed with the SEC. They contain important information about us and our financial condition:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2007;

•                  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•                  Our Current Reports on Form 8-K filed with the SEC on January 25, 2008, April 28, 2008, July 22, 2008, July 28, 2008, August 6, 2008, August 8, 2008, August 19, 2008, October 24, 2008, November 3, 2008; November 14, 2008; November 25, 2008 and December 9, 2008; and

•                  The description of our common stock that is contained in our Registration Statement on Form 8-A filed on May 17, 1989 with the SEC under Section 12(g) of the Exchange Act.

We also incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date we sell all of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet web site at the address described previously. Documents incorporated by reference are available from us without charge, excluding any exhibit to those documents, unless the exhibit is specifically incorporated by reference into the information that this document incorporates. You may obtain documents incorporated by reference in this prospectus by request in writing or by telephone from us at the following address:

TCF Financial Corporation

200 Lake Street East

Mail Code EX0-03-P

Wayzata, MN 55391-1693

Attention: Investor Relations

Telephone: (952) 745-2760

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to, possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; an inability to increase the number of deposit accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; impact of legal, legislative or other changes affecting customer account charges and fee income; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments; including adoption of state legislation that would increase state taxes; adverse findings in tax audits or regulatory examinations and resulting enforcement actions; changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including declines in commercial or residential real estate values or changes in allowance for loan and lease losses methodology dictated by new market conditions or regulatory requirements; lack of or inadequate insurance coverage for claims against TCF; technological, computer-related or operational difficulties or loss or theft of information; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; results of litigation, including possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from other litigation against Visa; increased deposit insurance premiums or other costs related to deteriorating conditions in the banking industry and the economic impact on banks of the Emergency Economic Stabilization Act or other related legislative and regulatory developments; heightened regulatory practices, requirements or expectations; or other significant uncertainties. You should consult our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Registration Statement on Form 8-A that are incorporated herein by reference for additional important information about TCF.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

TCF FINANCIAL CORPORATION

TCF is a financial holding company. We were organized in 1987 under the laws of the State of Delaware. Our banking subsidiaries, TCF National Bank and TCF National Bank Arizona, are headquartered in Minnesota and Arizona and operate bank branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana and Arizona. As of September 30, 2008, TCF’s consolidated assets were $16.5 billion. TCF was the 34th largest publicly traded bank holding company in the United States based on total assets as of June 30, 2008, as determined by Ipreo. TCF’s core businesses include retail and small business banking; commercial banking; consumer lending; leasing and equipment finance. The retail banking business includes traditional and supermarket branches, campus banking, EXPRESS TELLER® ATMs and Visa USA Inc. (“Visa”) cards.

                Our executive offices are located at 200 Lake Street East, Wayzata, MN 55391-1693 and our telephone number is (952) 745-2760.

REGULATION AND SUPERVISION

As a financial holding company, we are supervised and regulated by The Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.” In addition, our banking subsidiaries are supervised and regulated by various federal and state banking regulatory authorities, including the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, or the “FDIC.” For a discussion of the material elements of the extensive regulatory framework applicable to financial holding companies and banks, as well as specific information about us and our subsidiaries, please refer to the section “Regulation” under the caption “Item 1. Business” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” above for information on how to obtain a copy of our annual report and any subsequent reports. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of securityholders.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to combined fixed charges were as follows for the periods presented:

	Nine Months Ended September 30,	Year Ended December 31,
	2008	2007	2006	2005	2004	2003

Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements:
Excluding interest on deposits	1.94x	2.86x	3.15x	3.96x	4.91x	3.91x
Including interest on deposits	1.55x	1.86x	1.99x	2.68x	3.73x	2.93x

For purposes of computing these ratios, earnings represent income before income tax expense and fixed charges. Fixed charges, excluding interest on deposits, include interest (other than on deposits), whether expensed or capitalized, and an appropriate portion of rentals (generally one-third) deemed representative of the interest factor. Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits.

No shares of our series A preferred stock, or any other class of preferred stock, were outstanding during the periods shown and we did not pay preferred stock dividends during these periods.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the offered securities for general corporate purposes unless otherwise described in a prospectus supplement accompanying this prospectus. Our general corporate purposes may include:

•                  funding the business of our operating units, including the expansion of lending programs;

•                  funding investments in, or extensions of credit or capital contributions to, our subsidiaries;

•                  refinancing outstanding indebtedness or refunding maturing indebtedness; or

•                  financing possible acquisitions or business expansion.

SELLING SECURITYHOLDERS

                On November 14, 2008, we issued certain of the securities covered by this prospectus to the United States Department of the Treasury (the “Treasury”), which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•                  361,172 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which we refer to in this prospectus as the “series A preferred stock,” representing beneficial ownership of 100% of the shares of series A preferred stock outstanding on the date of this prospectus;

•                  A warrant to purchase 3,199,988 shares of our common stock, representing beneficial ownership of approximately 2.4% of our common stock as of December 9, 2008; and

•                  3,199,988 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 2.4% of our common stock as of December 9, 2008.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

                Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole investment and, to the extent applicable, voting power with respect to the securities.

                We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this prospectus, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

                See “Plan of Distribution” for additional information about selling securityholders and the manner in which they may dispose of their shares.

                Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

                Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

We may sell the securities being offered by use of this prospectus and a prospectus supplement:

•                  to the public through underwriters;

•                  through dealers;

•                  through agents; or

•                  directly to purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

•                  at a fixed price, or prices, which may be changed from time to time;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•                  the name of the agent or the name or names of any underwriters;

•                  the public offering or purchase price;

•                  any discounts and commissions to be allowed or paid to the agent or underwriters;

•                  all other items constituting underwriting compensation;

•                  any discounts and commissions to be allowed or paid to dealers; and

•                  any exchanges on which the securities will be listed.

Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and the prospectus supplement may be entitled to indemnification by us against some types of liabilities, including liabilities under the Securities Act, or to reimbursement for some types of expenses.

Underwriters, dealers or agents participating in a distribution of securities by use of this prospectus and the prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from an issuer or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Certain of the underwriters, dealers, agents or their affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services for, us or our or its affiliates in the ordinary course of business.

We may also use this prospectus to solicit offers to purchase securities directly. Except as set forth in the prospectus supplement, none of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with these direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

The securities covered by this prospectus may also be sold from time to time by our securityholders. The selling securityholders and their successors, including their transferees, may sell their securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders or the purchasers of the securities. In the case of sales by selling securityholders, we will not receive any of the proceeds from the sale by them of the securities. Unless otherwise described in an applicable prospectus supplement, the description herein of sales by us regarding underwriters, dealers and agents will apply similarly to sales by selling securityholders through underwriters, dealers and agents. We will name the underwriters, dealers or agents acting for the selling securityholders in a prospectus supplement and provide the principal terms of the agreement between the selling securityholders and the underwriters, dealers or agents.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In offering the securities covered by this prospectus, the selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of those securities may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts or commissions under the Securities Act. Any selling securityholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders will be obligated to comply with the provisions of the Exchange Act and its rules relating to stock manipulation, particularly Regulation M.

                We do not intend to apply for listing of the series A preferred stock on any securities exchange or for inclusion of the series A preferred stock in any automated quotation system unless requested by the initial selling securityholder. No assurance can be given as to the liquidity of the trading market, if any, for the series A preferred stock.

                We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses

(other than underwriting discounts and selling commissions) in connection with the registration of the securities covered by this prospectus.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 30,000,000 shares of preferred stock, par value $.01 per share, in one or more series. Of such number of shares of preferred stock, our board of directors has designated 361,172 shares as “Fixed Rate Cumulative Perpetual Preferred Stock, Series A,” referred to in this prospectus as the series A preferred stock, the terms of which are described under “Description of Series A Preferred Stock” following this section.

The following summary contains a description of general terms of any series of preferred stock that we may issue. The terms of any series of preferred stock may differ from the terms described below and will be described in the prospectus supplement relating to that series of preferred stock. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation (including the applicable certificates of designation) and our bylaws.

                Subject to limitations prescribed by Delaware law and our certificate of incorporation, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of our board of directors.

                You should refer to the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•                  the series, title and stated value of that preferred stock;

•                  the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

•                  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

•                  whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;

•                  the procedures for any auction or remarketing, if any, for that preferred stock;

•                  provisions for a sinking fund, if any, for that preferred stock;

•                  provisions for redemption, if applicable, of that preferred stock;

•                  any listing of that preferred stock on any securities exchange;

•                  the terms and conditions, if applicable, upon which that preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•                  the relative ranking and preference of the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up if other than as described in this prospectus;

•                  any limitations on the issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

•                  a discussion of certain federal income tax considerations applicable to that preferred stock;

•                  any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock; and

•                  any other material terms, preferences, rights, limitations or restrictions of that preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable and, except as may be determined by our board of directors and set forth in the certificate of designation setting forth the terms of any series of preferred stock, will not have, or be subject to, any preemptive or similar rights.

DESCRIPTION OF SERIES A PREFERRED STOCK

The following is a brief description of the terms of the series A preferred stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our certificate of incorporation and related certificate of designation with respect to the series A preferred stock, copies of which have been filed with the SEC and are also available upon request from us.

General

As described above, we have authority to issue up to 30,000,000 shares of preferred stock, par value $.01 per share. Of such number of shares of preferred stock, 361,172 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, all of which shares were issued to the initial selling securityholder in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of series A preferred stock are validly issued, fully paid and nonassessable.

Dividends Payable On Shares of Series A Preferred Stock

Holders of shares of series A preferred stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of series A preferred stock with respect to each dividend period from November 14, 2008 to, but excluding, February 15, 2013. From and after February 15, 2013, holders of shares of series A preferred stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of series A preferred stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the series A preferred stock are payable to holders of record of shares of series A preferred stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the series A preferred stock, we are required to provide written notice to the holders of shares of series A preferred stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Delaware state laws relating to the payment of dividends.

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, the series A preferred stock will rank:

•               senior to our common stock and all other equity securities designated as ranking junior to the series A preferred stock; and

•               at least equally with all other equity securities designated as ranking on a parity with the series A preferred stock, or parity stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of TCF.

So long as any shares of series A preferred stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the series A preferred stock for all prior dividend periods, other than:

•               redemptions, purchases or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•               purchases or other acquisitions by a broker-dealer subsidiary of TCF solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•               purchases by a broker-dealer subsidiary of TCF for resale pursuant to an offering by TCF of our stock that is underwritten by such broker-dealer subsidiary;

•               any dividends or distributions of rights or junior stock in connection with any stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan;

•               acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not TCF or a subsidiary of TCF, including as trustee or custodian; and

•               the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before November 14, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we repurchase shares of series A preferred stock from a holder other than the initial selling securityholder, we must offer to repurchase a ratable portion of the series A preferred stock then held by the initial selling securityholder.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the series A preferred stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the series A preferred stock), with respect to the series A preferred stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the series A preferred stock from time to time out of any funds legally available for such payment, and the series A preferred stock shall not be entitled to participate in any such dividend.

Redemption

The series A preferred stock may not be redeemed prior to November 15, 2011 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $90,293,000, which equals 25% of the aggregate liquidation amount of the series A preferred stock on the date of issuance. In such a case, we may redeem the series A preferred stock, subject to the approval of Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than TCF or its subsidiaries after November 14, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as tier 1 capital of TCF at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.

After November 15, 2011, the series A preferred stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The series A preferred stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of series A preferred stock have no right to require the redemption or repurchase of the series A preferred stock.

If fewer than all of the outstanding shares of series A preferred stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of series A preferred stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of series A preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of series A preferred stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of series A preferred stock designated for redemption will not affect the redemption of any other series A preferred stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of series A preferred stock are to be redeemed, and the number of shares of series A preferred stock to be redeemed (and, if less than all shares of series A preferred stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of series A preferred stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of series A preferred stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the series A preferred stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to stockholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the series A preferred stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of series A preferred stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of series A preferred stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of series A preferred stock has been paid in full to all holders of series A preferred stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the series A preferred stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of series A preferred stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the series A preferred stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of series A preferred stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of series A preferred stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of TCF will be reduced by the number of preferred stock directors that the holders of series A preferred stock and voting parity stock had been entitled to elect. The holders of a majority of shares of series A preferred stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares of series A preferred stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of series A preferred stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our certificate of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of series A preferred stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•               any amendment or alteration of our certificate of incorporation or the certificate of designation for the series A preferred stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the series A preferred stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of TCF;

•               any amendment, alteration or repeal of any provision of the certificate of designation for the series A preferred stock so as to adversely affect the rights, preferences, privileges or voting powers of the series A preferred stock; or

•               any consummation of a binding share exchange or reclassification involving the series A preferred stock or of a merger or consolidation of TCF with another entity, unless the shares of series A preferred stock remain outstanding following any such transaction or, if TCF is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of series A preferred stock or preference securities have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the series A preferred stock, taken as a whole.

To the extent of the voting rights of the series A preferred stock, each holder of series A preferred stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of series A preferred stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of series A preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of series A preferred stock to effect the redemption.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue 280,000,000 shares of common stock.  As of December 9, 2008, we had 130,923,225 shares of common stock issued (which includes 3,463,879 shares held in treasury) and had reserved approximately 6,509,508 shares of common stock for issuance under outstanding warrants and various employee or director incentive, compensation and option plans.

The following summary is not complete.  You should refer to the applicable provisions of our certificate of incorporation and the Delaware General Corporation Law for a complete statement of the terms and rights of our common stock.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holder of our preferred stock.  In addition, as part of the capital issuance to the Treasury in connection with our participation in the Treasury’s Capital Purchase Program, we agreed that, beginning November 14, 2008, for a period of three years (or such prior time as the Treasury ceases to hold the securities issued by TCF), we will not pay any dividends on our common stock other than regularly quarterly dividends of not more than $0.25 per share.

Voting Rights

Each holder of common stock is entitled to one vote per share.  Subject to the rights, if any, of the holders of any series of preferred stock under its applicable certificate of designation and applicable law, all voting rights are vested in the holders of shares of our common stock.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally in any of our assets available for distribution after we have paid in full all of our debts and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.

Transfer Agent

Computershare Trust Company, N.A. is the transfer agent, registrar and dividend disbursement agent for our common stock.

Miscellaneous

The issued and outstanding shares of common stock are fully paid and nonassessable.  Holders of shares of our common stock are not entitled to preemptive rights.  Our common stock is not convertible into shares of any other class of our capital stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock.  We may issue warrants independently or together with preferred stock, common stock or other securities.  This summary of certain provisions of the warrants is not complete.  You should refer to the warrant certificate representing the warrant for the complete terms of the warrant.

Each warrant will entitle the holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the prospectus supplement.  The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the prospectus supplement.  We will also specify in the prospectus supplement the place or places where, and the manner in which, warrants may be exercised.  After the close of business on the expiration date of the warrants, unexercised warrants will become void.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock, as the case may be, purchasable upon exercise of those warrants, including the right to receive payments of dividends, if any, on that preferred stock or common stock or to exercise any applicable right to vote.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the Warrant

The warrant is initially exercisable for 3,199,988 shares of our common stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $361,172,000, which is equal to 100% of the aggregate liquidation preference of the series A preferred stock, the number of shares of common stock underlying the warrant then held by the selling securityholders will be reduced by 50% to 1,599,994 shares. The number of shares subject to the warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the warrant is $16.93 per share of common stock for which the warrant may be exercised. The warrant may be exercised at any time on or before November 14, 2018 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding by us of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the warrant with the New York Stock Exchange.

Rights as a Stockholder

The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability

The initial selling securityholder may not transfer a portion of the warrant with respect to more than 1,599,994 shares of common stock until the earlier of the date on which TCF has received aggregate gross proceeds from a qualified equity offering of at least $361,172,000 and December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of November 14, 2011 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•               as consideration for or to fund the acquisition of businesses and/or related assets;

•               in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•               in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•               in connection with the exercise of preemptive rights on terms existing as of November 14, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving us and requiring stockholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, the validity of those securities will be passed upon for TCF by Kaplan, Strangis and Kaplan, P.A., legal counsel to TCF.

EXPERTS

The consolidated financial statements of TCF Financial Corporation as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the registrant in connection with the Securities being registered hereby. All of the fees set forth below are estimates.

SEC Registration Fee	$ *
Accounting Fees	3,000
Printing and Engraving Fees	10,000
Legal Fees and Expenses	50,000
Total	$63,000

*           Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

Item 15.  Indemnification of Directors and Officers

Limitation of Liability

As permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), Article 12 of the Restated Certificate of Incorporation of TCF provides that a director of TCF shall not be personally liable to TCF or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to TCF or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to further eliminate or limit the personal liability of directors, then the liability of a director of TCF shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Indemnification

The Delaware General Corporation Law authorizes a corporation’s Board of Directors to grant indemnity to officers and directors for certain liabilities, including reimbursement of expenses incurred, arising under the Securities Act. Article 13 of the our certificate of incorporation generally provides that TCF shall indemnify, to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment to the DGCL, the right to indemnification shall be retroactive only to the extent that such amendment permits TCF to provide broader indemnification rights than such law prior to such amendment permitted TCF to provide), any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal or administrative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of TCF or a subsidiary thereof or is or was serving at the request of TCF as a director, officer, partner, member or trustee of another corporation, partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, member or trustee or in any other capacity while so serving, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement of a proceeding) reasonably incurred by such person in connection with such proceeding.

Article 13 authorizes TCF to maintain insurance to protect itself and any director, officer, employee, or agent of TCF or other entity against any expense, liability or loss, whether or not TCF would have the power to indemnify such person against expense, liability or loss under the DGCL.

Article VII of the TCF Bylaws generally provides that TCF may indemnify persons who serve as employees or agents of TCF or a subsidiary thereof or of another entity at the request of TCF to the fullest extent authorized by the DGCL.

In addition, TCF maintains an insurance policy that insures directors and officers against certain liabilities.

Any underwriting agreement with respect to an offering of securities registered hereunder will provide for indemnification by TCF of the underwriters against certain liabilities including liabilities under the Securities Act.

The foregoing statements are subject to the detailed provisions of section 145 of the DGCL and the certificate of incorporation and bylaws of TCF.

With respect to possible indemnification of directors, officers and controlling persons of the registrant for liabilities arising under the Securities Act, pursuant to such provisions, the registrant is aware that the SEC has publicly taken the position that such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 16.  Exhibits.

See the Exhibit Index, which is hereby incorporated herein by reference.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by TCF pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)          That, for purposes of determining any liability under the Securities Act, each filing of TCF’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, TCF Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota on December 11, 2008.

TCF FINANCIAL CORPORATION

By:	/s/ William A. Cooper
	Name:	William A. Cooper
	Title:	Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Thomas F. Jasper
	Name:	Thomas F. Jasper
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ David M. Stautz
	Name:	David M. Stautz
	Title:	Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Cooper	Chief Executive Officer (Principal	December 11, 2008
William A. Cooper	Executive Officer), Chairman of the Board and Director

/s/ Thomas F. Jasper	Executive Vice President and Chief	December 11, 2008
Thomas F. Jasper	Financial Officer (Principal Financial Officer)

/s/ David M. Stautz	Senior Vice President, Controller and	December 11, 2008
David M. Stautz	Assistant Treasurer (Principal Accounting Officer)

/s/ Gregory J. Pulles	Vice Chairman, General Counsel,	December 11, 2008
Gregory J. Pulles	Secretary and Director

*		Director	December 11, 2008
William F. Bieber

*		Director	December 11, 2008
Theodore Bigos

*		Director	December 11, 2008
Rodney P. Burwell

*		Director	December 11, 2008
Thomas A. Cusick

*		Director	December 11, 2008
Luella G. Goldberg

*		Director	December 11, 2008
George G. Johnson

*		Director	December 11, 2008
Gerald A. Schwalbach

*		Director	December 11, 2008
Douglas A. Scovanner

*		Director	December 11, 2008
Ralph Strangis

*		Director	December 11, 2008
Barry N. Winslow

* By:	/s/Gregory J. Pulles		December 11, 2008

Gregory J. Pulles, pursuant to powers of attorney executed by each of the officers and directors listed above whose name is marked by an “*” and filed as an exhibit hereto, by signing his name hereto does hereby sign and execute this registration statement of TCF Financial Corporation on behalf of each of such officers and directors in the capacities in which the names of each appear above.

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Certificate of Incorporation of TCF Financial Corporation, as amended through November 13, 2008.

3.2	Amended and Restated Bylaws of TCF Financial Corporation (incorporated herein by reference to Exhibit 3(b) to TCF Financial Corporation’s Current Report on Form 8-K dated April 23, 2008)

4.1

Form of Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 4.1 to TCF Financial Corporation’s Current Report on Form 8-K dated November 14, 2008)

4.2

Warrant for Purchase of Shares of Common Stock dated November 14, 2008 issued to the United States Department of the Treasury (incorporated by reference to Exhibit 4.2 to TCF Financial Corporation’s Current Report on Form 8-K dated November 14, 2008)

4.3

Letter Agreement dated as of November 14, 2008, between TCF Financial Corporation and the United States Department of the Treasury (filed as Exhibit 10.1 to TCF Financial Corporation’s Current Report on Form 8-K filed on November 14, 2008 and incorported herein by reference).

5.1	Opinion of Kaplan, Strangis and Kaplan, P.A.

12.1	Computation of Ratios of Earnings to Fixed Charges for Periods ended September 30, 2008 and December 31, 2007, 2006, 2005, 2004 and 2003

23.1	Consent of KPMG LLP

23.2	Consent of Kaplan, Strangis and Kaplan, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney